As filed with the Securities and Exchange Commission on February 9, 2005

Registration Number 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Marchex, Inc.

(Name of small business issuer in its charter)

Delaware	7389	35-2194038
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

Marchex, Inc. 413 Pine Street, Suite 500 Seattle, Washington 98101 (206) 331-3300	Russell C. Horowitz Chairman and Chief Executive Officer Marchex, Inc. 413 Pine Street, Suite 500 Seattle, Washington 98101 (206) 331-3300

(Address and telephone number of principal executive offices and principal place of business)	(Name, address and telephone number of agent for service)

Copies to:

Francis J. Feeney, Jr., Esq. Michelle D. Paterniti, Esq. Nixon Peabody LLP 100 Summer Street Boston, MA 02110 (617) 345-1000	Patrick J. Schultheis, Esq. Craig E. Sherman, Esq. Wilson Sonsini Goodrich & Rosati 701 Fifth Avenue, Suite 5100 Seattle, WA 98104 (206) 883-2500

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☒333-121213

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(3)
Class B Common Stock, $0.01 par value per share (2)
4.75% Convertible Exchangeable Preferred Stock, $0.01 par value per share (2)
4.75% Convertible Subordinated Debentures (2)
Total	$39,693,750	$4,672

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes an indeterminate number of shares of Class B common stock (including an indeterminate number of shares of Class B common stock issuable to satisfy the dividend make-whole payment and interest make-whole payment pursuant to the terms of the 4.75% Convertible Exchangeable Preferred Stock or the 4.75% Convertible Subordinated Debentures) and 4.75% Convertible Exchangeable Preferred Stock, each as may be issued at indeterminate prices, but with an aggregate offering price not to exceed $20.00, plus such indeterminate number of shares of Class B common stock issuable upon conversion of 4.75% Convertible Exchangeable Preferred Stock or the 4.75% Convertible Subordinated Debentures and such indeterminate number of 4.75% Convertible Subordinated Debentures that may be exchanged for 4.75% Convertible Exchangeable Preferred Stock for which no separate consideration will be received.
(3)	The Registrant previously registered an aggregate of $210,000,000 in securities on Form SB-2 (File No. 333-121213), for which a filing fee of $24,717 was previously paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of Class B Common Stock and 4.75% Convertible Exchangeable Preferred Stock of the Registrant contemplated by the Registration Statement on Form SB-2, File No. 333-121213 (the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same classes as were included in the Prior Registration Statement. The contents of the Prior Registration Statement, as amended (including the exhibits thereto), which was declared effective by the Commission on February 8, 2005, are incorporated herein by reference.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on February 9, 2005.

MARCHEX, INC.

By:	/S/ RUSSELL C. HOROWITZ
Russell C. Horowitz Chairman and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities indicated below on February 9, 2005.

Signature

/S/ RUSSELL C. HOROWITZ
Russell C. Horowitz Chairman and Chief Executive Officer (Principal Executive Officer)

/S/ MICHAEL A. ARENDS
Michael A. Arends Chief Financial Officer (Principal Financial and Accounting Officer)

*
John Keister President, Chief Operating Officer and Director

*
Dennis Cline Director

*
Jonathan Fram Director

*
Rick Thompson Director

*By:	/S/ RUSSELL C. HOROWITZ
Russell C. Horowitz Attorney-in-Fact

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EXHIBIT INDEX

(a)	Exhibits

Number	Description

5.1.1	Opinion of Nixon Peabody LLP.

5.1.2	Opinion of Nixon Peabody LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Independent Auditors’ Consent.

23.3	Independent Auditors’ Consent.

23.4	Consent of Counsel (included in Exhibits 5.1.1 and 5.1.2).

24.1	Power of Attorney (incorporated by reference from Registration Statement on Form SB-2 (File No. 333-121213).

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